       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1996
                                                 REGISTRATION NO. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          NEUROCRINE BIOSCIENCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                         33-0525145
------------------------                    ------------------------------------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             3050 SCIENCE PARK ROAD
                           SAN DIEGO, CALIFORNIA 92121
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            1992 INCENTIVE STOCK PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            1996 DIRECTOR OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                  GARY A. LYONS
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                                  AND DIRECTOR
                             3050 SCIENCE PARK ROAD
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 658-7600
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                                VAHE H. SARRAFIAN
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94306
                                 (415) 493-9300


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                         PROPOSED                 PROPOSED
                                                                         MAXIMUM                  MAXIMUM
           TITLE OF EACH CLASS                       AMOUNT               OFFERING                AGGREGATE               AMOUNT OF
            OF SECURITIES TO                         TO BE                PRICE                   OFFERING              REGISTRATION
             BE REGISTERED                        REGISTERED            PER SHARE                  PRICE                    FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock
  $0.001 par value......................       2,178,341 shares         $5.876                 $12,800,201.05           $3,878.84
====================================================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on October 15, 1996.




================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission:

         ITEM 3(a).

                 The Registrant's Form S-1 and Final Prospectus dated May 23, 1996, filed with the Commission on May 23, 1996 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").

         ITEM 3(b).

                 Not applicable.

         ITEM 3(c).

                 The description of the Registrant's Common Stock which is contained in items 1 and 2 of its Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on April 2, 1996, and any further amendment or report filed hereafter for the purpose of updating such description.

                 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of the Registrant's Certificate of Incorporation and Article VI, Sections 6.1, 6.2 and 6.3 of the Registrant's Bylaws provide for indemnification of its directors and officers, and permit indemnification of employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into indemnification agreements with its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number            Document
         ------            --------
          4.1*             1992 Incentive Stock Plan, as amended, and forms of agreement thereunder.

          4.2*             1996 Employee Stock Purchase Plan and form of agreement thereunder.

          4.3*             1996 Director Option Plan and form of agreement thereunder.

          5.1              Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
                           Corporation.

         23.1              Consent of Ernst & Young LLP, Independent Auditors

         23.2              Consent of Counsel (contained in Exhibit 5.1).

         24.1              Power of Attorney (see page II-5).


* Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-1 (Registration No. 333-03172) as declared effective by the Securities and Exchange Commission on May 23, 1996.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the California General Corporations Code, the Restated Articles of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, the Registrant, Neurocrine Biosciences, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 21st day of October, 1996.


                                      NEUROCRINE BIOSCIENCES, INC.



                                      By:  /s/ Gary A. Lyons
                                           -------------------------------------
                                           Gary A. Lyons
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Gary A. Lyons and Paul W. Hawran his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

             PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



         SIGNATURE                          TITLE                                DATE
         ---------                          -----                                ----
/s/  Gary A. Lyons                President, Chief Executive              October 21, 1996
--------------------------------    Officer and Director
Gary A. Lyons                       (Principal Executive Officer)


/s/  Paul W. Hawran               Chief Financial Officer                 October 21, 1996
--------------------------------    (Principal Financing
Paul W. Hawran                      and Accounting Officer)


/s/  Harry F. Hixson, Jr., Ph.D.  Chairman of the Board                   October 21, 1996
--------------------------------    of Directors
Harry F. Hixson, Jr., Ph.D.


/s/  Wylie W. Vale, Ph.D.         Director                                October 21, 1996
--------------------------------
Wylie W. Vale, Ph.D.


/s/  Howard C. Birndorf           Director                                October 21, 1996
--------------------------------
Howard C. Birndorf


/s/  David E. Robinson            Director                                October 21, 1996
--------------------------------
David E. Robinson


/s/  David Schnell, M.D.          Director                                October 21, 1996
--------------------------------
David Schnell, M.D.



                                INDEX TO EXHIBITS



                                                                                     SEQUENTIALLY
    EXHIBIT                                                                            NUMBERED
    NUMBER                        EXHIBIT                                                PAGE
    ------                        -------                                                ----
     4.1*    1992 Incentive Stock Plan, as amended, and forms of agreement thereunder ........................................................

     4.2*    1996 Employee Stock Purchase Plan and form of agreement
             thereunder ........................................................

     4.3*    1996 Director Option Plan and form of agreement thereunder ........

     5.1     Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
             Corporation .......................................................

    23.1    Consent of Ernst & Young LLP, Independent Auditors .................

    23.2    Consent of Counsel (included in Exhibit 5.1) .......................

    24.1    Power of Attorney (see page II-5) ..................................



----------

* Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-1 (Registration No. 333-03172) as declared effective by the Securities and Exchange Commission on May 23, 1996.